                                                                  EXHIBIT 21.1

                                 LEAPNET, INC.


                         SUBSIDIARIES OF THE REGISTRANT

THE LEAP PARTNERSHIP, INC., an Illinois corporation and a wholly-owned subsidiary of the Registrant.

LILYPAD SERVICES, INC., an Illinois corporation and a wholly-owned subsidiary of the Registrant.

TADPOLE PRODUCTIONS, INC., an Illinois corporation and a wholly-owned subsidiary of the Registrant.

QUANTUM LEAP COMMUNICATIONS, INC., a Delaware corporation and a wholly-owned subsidiary of the Registrant.

YAR COMMUNICATIONS, INC., a Delaware corporation and a wholly-owned subsidiary of the Registrant.

EAGLE TECHNOLOGY PARTNERS, INC. a Delaware corporation and a wholly-owned subsidiary of the Registrant.

LEAP GLOBAL COMMUNICATIONS, INC. (formerly known as One World Communications, Inc.), a Delaware corporation and a wholly-owned subsidiary of the Registrant.

VIVID TOOL AND DIE, INC., a Delaware corporation and a wholly-owned subsidiary of the Registrant.

BAR TV, INC., a Delaware corporation and a wholly-owned subsidiary of the Registrant.

Leapnet I, INC., a Delaware corporation and a wholly-owned subsidiary of the Registrant.